UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2005

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  810-987-2200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On June 16, 2005, the Regulatory Commission of Alaska (RCA) issued an order (Commissioner Strandberg dissenting in part) that, among other things, (i) terminates the RCA proceeding established to investigate the financing provided to the Company by K-1 GHM, LLP (K-1), and (ii) requires the Company’s ENSTAR Natural Gas Company division (ENSTAR) and its Alaska Pipeline Company subsidiary (APC) to make certain filings with the RCA. ENSTAR and APC must file a depreciation study of their Alaska utility plant as of December 31, 2006, with the RCA by June 1, 2007. ENSTAR and APC also must file a revenue requirement and cost-of-service study (including rate design data) with the RCA by June 6, 2008, using a test year ended December 31, 2007.

The Company repurchased the 6% Convertible Preference Stock and warrants previously issued to K-1 on March 17, 2005, and then asked the RCA to terminate the proceeding it had initiated to investigate the K-1 financing. In that proceeding, the Alaska Attorney General (AAG) had sought to have the RCA initiate a proceeding to investigate the rates charged by ENSTAR and APC and also requested that the Company be required conduct a depreciation study. The RCA’s order addresses both the Company’s request that the docket be terminated and the AAG’s proposals.

A copy of the press release announcing these events is included as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01     Financial Statements and Exhibits.

(c)     Exhibits.

         99.1      Press Release issued June 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc.

Date: June 21, 2005	By:	/s/ Peter F. Clark

Peter F. Clark Senior Vice President and General Counsel

EXHIBIT INDEX
Form 8-K
June 16, 2005

Filed
Exhibit No.	Description	Herewith	By Reference

99.1	Press Release issued June 20, 2005.	x